Exhibit 10.11

Second Modification to Loan and Security Agreement

This Second Modification to Loan and Security Agreement (this “Modification”) is entered into by and between ALPHA INNOTECH CORPORATION (“Borrower”) and BFI Business Finance (“Lender”) as of this 29th day of February, 2008, at Campbell, California.

RECITALS

A. Lender and Borrower have previously entered into or are concurrently herewith entering into a Loan and Security Agreement (the “Agreement”) dated March 9, 2004.

B. Lender and Borrower may have previously executed one or more Modifications to Loan and Security Agreement (the "Previous Modification(s)").

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference.  The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2. Effective Date.  The terms of this Modification shall be in full force and effect as of February 29, 2008.

3. Modification to Agreement.  The Agreement is hereby modified to amend and restate the section(s) referenced below:

For the period of time (the “Temporary Period”) beginning February 29, 2008 through and including March 31, 2008 and so long as any amounts remain outstanding, owing, and payable under that certain Secured Promissory Note – Non-Revolving of even date herewith (the “Note”), including any amendments, renewals, or restatements thereof, the Maximum Amount as defined in the Agreement shall mean a maximum of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00).  During the Temporary Period the total aggregate indebtedness under this Agreement, the Note, and all Obligations shall not exceed at any one time the amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00)

At such time as i) the Temporary Period has passed; and ii) the Note, including all amendments, renewals, or restatements thereof, has been repaid in full and is no longer an obligation, the Maximum Amount under the Agreement shall mean a maximum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00)

4. Fee.  At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of ----------N/A---------- and 00/100 Dollars ($----------n/a----------).

5. Legal Effect.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

6. Integration.  This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Second Modification to Loan and Security Agreement as of the date first set forth above.

BFI Business Finance                                                                           ALPHA INNOTECH CORPORATION

By:         David Drogos                                                                   By:         Ron Bissinger
Its:         President                                                                   Its:         Chief Executive Officer

CAmod (rev. 09.19.2003)                                                             Page of [INSERT PAGE NUMBER] Initial Here c